Exhibit (14)(d)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 2, 2015, included in the joint Proxy Statement of MCG Capital Corporation and PennantPark Floating Rate Capital Ltd. that is made part of the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14 No. 333-204272) and Prospectus of PennantPark Floating Rate Capital Ltd. for the registration of 15,000,000 of its common shares.

/s/ Ernst & Young LLP

McLean, Virginia

June 16, 2015